THIS WARRANT WAS ORIGINALLY GRANTED AS OF_______, 1997 AND SUCH ISSUANCE WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT MAY NOT BE TRANSFERRED IN VIOLATION OF SECTION 3 HEREOF. THIS WARRANT MAY ONLY BE TRANSFERRED IF REGISTERED UNDER THE ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE TRUST, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

                        WARRANT TO PURCHASE COMMON STOCK
                        --------------------------------
                                       OF
                                       --
                        PACIFIC GATEWAY PROPERTIES, INC.
                        --------------------------------

FOR VALUE RECEIVED, the Richard M. Osborne Trust (the "Trust") hereby grants to Third Capital, LLC, a Tennessee limited liability company ("Holder") the right to purchase from the Trust up to One Hundred Thousand (100,000) shares of the fully registered common stock (the "Common Stock") of Pacific Gateway Properties, Inc. (the "Company") which are owned by the Trust, or entities controlled by him, at a price per share of Five and 50/100 Dollars ($5.50) (the "Exercise Price").

This Warrant is subject to the following provisions:

1. EXERCISE PERIOD. The Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time on or before March 20, 2007.

2.    EXERCISE PROCEDURE.

      2.1 This Warrant shall be deemed to have been exercised when the Trust has received all of the following items (the "Exercise Time"):

      (a) a completed Exercise Agreement, in the form set forth in Exhibit A attached hereto, executed by the person exercising all or any part of the purchase rights represented by the Warrant (the "Purchaser");

      (b)   this Warrant;

      (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B attached hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Holder shall have complied with the provisions set forth in Sections 6 and 7 hereof; and

      2.2 Certificates for Common Stock purchased upon exercise of this Warrant shall be delivered by the Trust to an escrow agent of the Trust's choice within thirty (30) business days after the date of the Exercise Time, duly endorsed in all manner necessary to transfer such shares to the Purchaser. The Trust and escrow agent shall notify Purchaser in writing immediately upon the delivery of the Common Stock to the escrow agent. Within five (5) days after receipt of such notice from the escrow agent, Purchaser shall wire transfer immediately available funds to an account designated by the escrow agent in an amount equal to the product of the number of shares being purchased upon such exercise multiplied by the Exercise Price (the "Aggregate Exercise Price"). Simultaneously with the receipt of the Aggregate Exercise Price by the escrow agent, escrow agent shall deliver the Common Stock to the Purchaser. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Trust shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such five (5) day period, deliver such new Warrant to the Holder.

      2.3 The Common Stock transferred upon exercise of this Warrant shall be deemed to have been transferred to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the holder of such Common Stock at the Exercise Time.

      2.4 The transfer of certificates for Common Stock upon exercise of this Warrant shall be made without charge to the Holder or the Purchaser for costs incurred by the Trust in connection with such exercise. Each share of Common Stock transferable upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the transfer thereof.

      2.5 The Trust shall assist and cooperate with the Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

3. WARRANT TRANSFERABILITY. This Warrant and all rights hereunder are transferable, in whole or in part, by either party hereunder, but only upon the prior written consent of the other party, which consent shall not be unreasonably withheld. Upon such consent, any transfer of this Warrant, in whole or in part, shall be effected upon surrender of this Warrant with a properly executed assignment (in a form reasonably acceptable to counsel) and issuance of one or more new warrants reflecting the appropriate parties thereto. Each transferee of all or any part of this Warrant, by taking and holding the same, consents to and agrees to be bound by the provisions of this Warrant.

4. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Trust, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants".

5. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust hereby represents and warrants as follows: (i) the Trust has the full power and authority to enter into and perform this Warrant, (ii) the Trust is not a party to any contract or subject to any legal restriction that would prevent or restrict complete fulfillment by the Trust of all of the terms and conditions of this Warrant or compliance with any of the Trust's obligations under it, (iii) the Trust has taken all necessary actions to authorize and approve the execution, delivery and performance of this Warrant, and (iv) this Warrant constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms.

6. REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder understands that the grant of this Warrant is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Sections 3(b) and 4(2) of the Securities Act, and Holder represents and warrants that:

      (a) Holder has been advised that this Warrant has not been registered under the Securities Act and, therefore, cannot be resold unless it is registered under the Securities Act or unless an exemption from registration is available and the certificates representing this Warrant will be legended accordingly. Holder is aware that no market exists for the resale of the Warrant nor is it anticipated that a market will develop and that it may be required to hold the Warrant indefinitely. Holder is purchasing the Warrant and the Common Stock for its own account for investment and not with a view to, or for resale in connection with, the distribution thereof, and Holder has no present intention of distributing or reselling the Warrant or the Common Stock. Holder represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment and is able to bear the economic risk of such investment.

           Further, Holder has been advised that certain of the Common Stock owned by the Trust may not be registered. In the event such Common Stock is not registered, the Holder understands that it cannot be resold unless such stock is registered under the Securities Act or unless an exemption from registration is available and the certificates representing the Common Stock transferred hereunder will be legended accordingly. Notwithstanding the foregoing, the Trust agrees to use its best efforts to transfer to the Holder fully registered Common Stock which is freely transferable by the Holder. Further, the Trust agrees that in the event unregistered Common Stock is transferred to the Holder, then Holder shall have the right to demand that the Trust immediately register such Common Stock in order that such stock shall be freely transferable; and, immediately upon such demand, the Trust shall use all commercially reasonable efforts to cause the Company to register such Common Stock.

           In making the above representation, Holder is aware that it must bear the economic risk of such investment for a n indefinite period of time since, in the view of the Securities and Exchange Commission, the statutory basis for exemption from registration under the Securities Act would not be present if such present intention is to hold the Warrant only for the long-term capital gains period of the Internal Revenue Code of 1986, as amended (the "Code"), or for a deferred sale, or for any fixed period in the future.

      (b) Holder has made a complete and thorough investigation of the affairs and prospects of the Company including its public filings to date and has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning this investment, and all such questions have been answered to the full satisfaction of Holder.

      (c) Holder acknowledges that the Trust is entering into this agreement in reliance upon the representations and warranties of the Holder contained herein.

      (d) All of the equity owners of the Holder are, and each of them individually is, an "accredited investor" as such term is defined in Rule 501(a) of Regulation D.

      (e) Holder is a duly organized and validly existing limited liability company validly organized and existing under the laws of the State of Tennessee, and is authorized, qualified and empowered to execute and deliver this Warrant and perform the obligations hereunder, and to purchase and hold this Warrant.

      (f) The execution, delivery and performance of this Warrant by Holder does not and with the lapse of time will not violate or conflict with, or result in a breach of any term or provision, or constitute a default under Holder's governing instruments and does not and with the lapse of time will not conflict with, result in a breach of, give rise to a right of termination of, or accelerate the performance requested by, the terms of any agreement, indenture, contract, obligation, instrument, judgment or decree to which Holder is a party or by which Holder or any of Holder's assets are bound.

7. ADJUSTMENT OF EXERCISE PRICE/SHARES. The Exercise Price and number of shares to be issued upon the exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events while the Warrants remain outstanding, as follows:

      7.1 MERGER, SALE OF ASSETS, ETC. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Agreement shall thereafter evidence the right to purchase such number and kind of securities and property have been issued or distributed to the Trust on account of such consolidation, merger, sale or conveyance, upon or with respect to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature.

      7.2 RECLASSIFICATION, ETC. If the Company by subdivision, combination, reclassification of securities or otherwise, changes any of the securities then purchasable upon the exercise of the rights contained in this Warrant into the same or a different number of securities of any class or classes, this Warrant shall thereafter evidence the right to purchase such number and kind of securities as have been issued to the Trust as the result of such change with respect to the securities which were subject to the conversion or purchase right immediately prior to such subdivision, combination, reclassification, or other change. If shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Exercise Price shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares; in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

8. USE OF ACCOUNTANTS. The Trust may retain a firm of independent public accountants of recognized national standing to make any computation required under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Warrant.

9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Trust (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Trust, or in the case of any such mutilation upon surrender of such certificate, the Trust shall (at his expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

10. REDEMPTION OF WARRANTS. The Warrants are not subject to redemption by the Trust.

11. NOTICES. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so delivered, sent or three days after being deposited in the U. S. Mail: (i) to the Trust, at 7001 Center Street, Mentor, Ohio 77060
Attention: Richard M. Osborne, and (ii) to the Holder, at 314 Church Street, Ninth Floor, Nashville, Tennessee 37210 Attention: C. L. Jarratt (unless otherwise indicated by the Holder.)

12. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be not be amended without the prior written consent of the Trust and all of the Holders of Warrants.

13. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Ohio, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Ohio or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

      IN WITNESS WHEREOF, Richard M. Osborne, as duly authorized representative of the Richard M. Osborne Trust has executed this Warrant as of the 20th day of May, 1997.

                                    TRUST:

                                    RICHARD M. OSBORNE TRUST


                                    ---------------------------------------
                                    Richard M. Osborne, Sole Trustee

                                    Exhibit A
                                    ---------

                               EXERCISE AGREEMENT
                               ------------------


To:______________

Dated:___________


    The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase _________ shares of Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                      Signature:_____________________

                                      Address: ______________________
                                               ______________________
                                               ______________________
                                               ______________________

                                    Exhibit B

                                   ASSIGNMENT

    FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_______) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

   Names of Assignees            Address             Number of Shares
   ------------------            -------             ----------------





                                      Signature:_____________________

                                      Dated:   ______________________

                                      Address: ______________________
                                               ______________________
                                               ______________________
                                               ______________________